                     SECOND AMENDMENT TO CREDIT AGREEMENT


     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated as of the 23rd day of October, 1996, among NATIONAL DATA CORPORATION, a Delaware corporation (the "Borrower"), the banks (the "Banks") party to the Credit Agreement referred to below, and WACHOVIA BANK OF GEORGIA, N.A., a national banking association, acting in its capacity as agent for itself and for the other Banks (in such capacity, the "Agent").


                             W I T N E S S E T H:
                             - - - - - - - - - -


     WHEREAS, the Borrower, the Banks, and the Agent executed and delivered that certain $50,000,000 Credit Agreement, dated as of May 31, 1996 (as amended by that certain First Amendment to Credit Agreement of even date therewith, the "Credit Agreement")

     WHEREAS, the Borrower has requested and the Banks and the Agent have agreed to certain amendments to the Credit Agreement;, subject to the terms and conditions hereof;

     NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Borrower, the Banks and the Agent hereby covenant and agree as follows:

     1.   Conditions Precedent.  The following shall constitute express
          --------------------
conditions precedent to the effectiveness of this Agreement, and this Agreement shall not be effective for any purpose until (A) each such condition has been satisfied and (B) the "Subordinated Notes" (as defined in clause (v) below) have been issued by the Borrower: (i) receipt by the Agent from each of the parties hereto of a duly executed counterpart of this Amendment and the Acknowledgement and Consent of Guarantors attached hereto, (ii) the simultaneous effectiveness of the executed amendment to the GPS Credit Agreement dated as of even date herewith, (iii) an opinion of (a) E. Michael Ingram, general counsel to the Borrower and its Subsidiaries, and (b) Alston & Bird, special counsel for the Borrower and the Subsidiary Guarantors, in each case dated as of even date herewith, substantially in the form delivered to the Agent and the Banks pursuant to Section 3.01 of the Credit Agreement, (iv) corporate certificates and documents confirming the information set forth in the corporate certificates and documents delivered to the Agent and the Banks pursuant to Section 3.01 of the Credit Agreement and (v) the final form and substance of the [__]%/1/ Convertible Subordinated Notes Due 2003 of the Borrower (the "Subordinated Notes") described in the Borrower's S-3, filed with the Securities and Exchange Commission on or about the date of this Amendment is reasonably satisfactory to the Agent and the Banks; provided, however, in the event that the Borrower fails
                         -----------------
to issue the Subordinated Notes on or before December 31, 1996, then in such
                                                                ----
event, this Amendment shall be null and void, and of no force or effect.


     2.   Definitions.   Unless otherwise specifically defined herein, each
          -----------
capitalized term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement, as amended hereby. Each reference to "hereof", "hereunder", "herein", and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

     3.   Amendment to Section 1.01.  (a) The following new definition is hereby
          -------------------------
added to Section 1.01 in proper alphabetical order as follows:

          "GPS Credit Agreement" means that certain Credit Agreement dated as of July 16, 1996, as amended by an amendment dated October 7, 1996, by and among GPS, as borrower, The First National Bank of Chicago, as agent, and the Lenders parties thereto, as amended, supplemented or refinanced from time to time (including any increase of the amount of commitments and loans thereunder agreed to by all of the GPS Banks).

          "GPS Banks" means the "Lenders" from time to time parties to the GPS Credit Agreement.

          "Indenture" means the indenture described in the Borrower's Form S-3 filed with the Securities and Exchange Commission on October 7, 1996, pursuant to which the Borrower's [__]% Convertible Subordinated Notes Due 2003 are issued.

----------
/1/ The interest rate has not been set as of the date of execution of this Second Amendment.

          "Majority in Interest" has the meaning set forth in the Operating Agreement (whether or not there has been a "Conversion", as defined in the Operating Agreement).

          "Operating Agreement" means the Operating Agreement of GPS, formerly known as POS Acquisition Company LLC, dated as of March 31, 1996.

     (b) Each of the following definitions set forth in Section 1.01 are deleted in their entirety and substituted in lieu thereof are the following definitions:

          "Consolidated Cash Flow" means, as at any date of determination for any period, with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis for such period and in accordance with GAAP, the sum of (i) Consolidated Net Income, plus (ii) depreciation and amortization, plus (iii) all other non-cash charges (less non-cash gains). Consolidated Cash Flow shall be calculated with respect to (a) the Fiscal Quarter ending May 31, 1996, for the Fiscal Quarter just ended and the immediately preceding three Fiscal Quarters, (b) the Fiscal Quarter ending August 31, 1996, the Consolidated Cash Flow for such Fiscal Quarter multiplied by 4, (c) the Fiscal Quarter ending November 30, 1996, the cumulative Consolidated Cash Flow for such Fiscal Year multiplied by 2, (d) the Fiscal Quarter ending February 28, 1997, the cumulative Consolidated Cash Flow for such Fiscal Year divided by 0.75, and (e) for all other Fiscal Quarters thereafter, for the Fiscal Quarter just ended and the immediately preceding three Fiscal Quarters.

          "Consolidated Fixed Charges" means, without duplication, as at any date of determination, the sum of (i) Consolidated Interest Expense, and
     (ii) all payment obligations of the Borrower and its Consolidated Subsidiaries under all operating leases and rental agreements. Consolidated Fixed Charges shall be calculated with respect to (a) the Fiscal Quarter ending May 31, 1996, for the Fiscal Quarter just ended and the immediately preceding three Fiscal Quarters, (b) the Fiscal Quarter ending August 31, 1996, the Consolidated Fixed Charges for such Fiscal Quarter multiplied by 4, (c) the Fiscal Quarter ending November 30, 1996, the cumulative Consolidated Fixed Charges for such Fiscal Year multiplied by 2, (d) the Fiscal Quarter ending February 28, 1997, the cumulative Consolidated Fixed Charges for such Fiscal Year divided by 0.75, and (e) for all other Fiscal

     Quarters thereafter, for the Fiscal Quarter just ended and the immediately preceding three Fiscal Quarters.

          "Consolidated Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items, (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary, and (iii) the effect of the Asset Impairment Charges.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date; provided, however, that GPS and Comerica shall
                                 --------  -------
     be treated as Consolidated Subsidiaries only for purposes of Sections 2.05, 2.06, 5.03, 5.04 and 5.06 and the related definitions used therein.

          "Income Available for Fixed Charges" for any period means the sum of
     (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) all payment obligations of the Borrower and its Consolidated Subsidiaries for such period under all operating leases and rental agreements, and (iv) taxes on income, all determined with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis for such period and in accordance with GAAP. Income Available for Fixed Charges shall be calculated with respect to (a) the Fiscal Quarter ending May 31, 1996, for the Fiscal Quarter just ended and the immediately preceding three Fiscal Quarters, (b) the Fiscal Quarter ending August 31, 1996, the Income Available for Fixed Charges for such Fiscal Quarter multiplied by 4, (c) the Fiscal Quarter ending November 30, 1996, the cumulative Income Available for Fixed Charges for such Fiscal Year multiplied by 2, (d) the Fiscal Quarter ending February 28, 1997, the cumulative Income Available for Fixed Charges for such Fiscal Year divided by 0.75, and (e) for all other Fiscal Quarters thereafter, for the Fiscal Quarter just ended and the immediately preceding three Fiscal Quarters.

     4.   Amendment Adding a New Section 2.13.     A new Section 2.13 of the
          -----------------------------------
Credit Agreement hereby is added as follows:

          SECTION 2.13 Designated Senior Indebtedness. All obligations of the
                       ------------------------------
     Borrower to the Agent and the Banks under this Agreement shall be and shall constitute "Designated Senior Indebtedness" as defined in and for all purposes under the Indenture.

     5.   Amendment to Sections 5.01(a), (b), and (e).  Sections 5.01(a), (b)
          -------------------------------------------
and (e) of the Credit Agreement hereby are amended by deleting the same in their entirety and substituting the following in lieu thereof:

          (a) as soon as available and in any event within 95 days after the end of each Fiscal Year, Financial Statements (Annual) of the Borrower and its Consolidated Subsidiaries on a consolidated basis, all certified by Arthur Andersen LLP or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Required Banks (provided, that delivery pursuant to paragraph (i) below of copies of the Annual Report on Form 10-K of the Borrower for such Fiscal Year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this
     Section 5.01(a));

          (b) as soon as available and in any event within 50 days after the end of each of the first three quarters of each Fiscal Year, Financial Statements (Quarterly) of the Borrower and its Consolidated Subsidiaries on a consolidated basis, all certified as to fairness of presentation in all material respects, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower, (provided, that delivery pursuant to clause (g) below of copies of the Quarterly Report on Form 10-Q of the Borrower for such Fiscal Quarter filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 5.01(b));

          (e) within 5 Domestic Business Days after the chief executive officer, chief financial officer, chief accounting officer, controller or chief legal officer of the Borrower (or any other individual having similar duties and responsibilities as any of the foregoing although not having the same title) becomes aware of the occurrence of any Default (including, without limitation, the occurrence of a "Change in Control" or "Event of Default" as defined in and under the Indenture), a certificate of the chief financial officer or the chief accounting officer or such other Person of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     6.   Amendment to Section 5.07.  Section 5.07 of the Credit Agreement
          -------------------------
hereby is amended by deleting the same in its entirety and substituting the following in lieu thereof:

          SECTION 5.07. Loans or Advances.  Neither the Borrower nor any of its
                        -----------------
     Subsidiaries shall make loans or advances to any Person except: (i) loans or advances to employees not exceeding $1,000,000 in the aggregate principal amount outstanding at any time for the Borrower and its Subsidiaries, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date, (ii) deposits required by government agencies or public utilities, (iii) loans or advances to Subsidiary Guarantors or to the Borrower, (iv) travel advances to employees not exceeding $500,000 in the aggregate principal amount outstanding at any time for the Borrower and its Subsidiaries, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date, (v) loans or advances by the Borrower to GPS, and/or (vi) loans or advances by the Borrower to Comerica not exceeding the aggregate outstanding sum of (x) $18,000,000 minus (y) Investments made under Section 5.08(vi); provided that after giving effect to the making of any loans, advances or deposits permitted by clause (i), (ii), (iii), (iv),
     (v) and (vi) of this Section, no Default shall be in existence (which has not been specifically waived in writing pursuant to Section 9.06).

     7.   Amendment to Section 5.08(a).  Section 5.08(a) of the Credit Agreement
          ----------------------------
hereby is amended by deleting the same in its entirety and substituting the following in lieu thereof:

          SECTION 5.08. Investments; Acquisitions.  (a) Neither the Borrower nor
                        -------------------------
     any of its Subsidiaries shall make Investments in any Person except as permitted by Section 5.07 and except the following Investments (provided such Investments do not violate Section 5.08(b)):

          (i) absent the existence of a Default, made in accordance with Borrower's or Subsidiary's investment policy formally approved by its respective Board of Directors from time to time and otherwise in accordance with the terms set forth herein;

          (ii) in Subsidiary Guarantors;

          (iii) in Subsidiaries which are formed for the sole purpose of (1) merging into Persons that will become Subsidiary Guarantors in accordance with Section 5.10, or (2) acquiring the assets or stock of Persons and thereafter becoming Subsidiary Guarantors in accordance with Section 5.10 or (3) existing as non-Operating Subsidiaries, provided all such Investments in non-Operating Subsidiaries shall not exceed $50,000 in the aggregate;

          (iv) absent the existence of a Default, Investments (other than (1) equity contributed before the date of such Default, and (2) Guarantees) by the Borrower or any Subsidiary Guarantor in GPS;

          (v) Guarantees by the Borrower (A) for the benefit of GPS or Comerica in existence as of September 30, 1996, of obligations in amounts not greater than the amounts guaranteed thereunder as of September 30, 1996,
     (B) for certain obligations of Technology Sales and Leasing Co., Inc., or any other Subsidiary Guarantor in connection with the Equipment Lease Agreements, but solely to the extent that such Guarantees and the Debt Guaranteed pursuant thereto are not prohibited by any other terms of this Agreement, and (C) and by the Operating Subsidiaries in favor of the GPS Banks pursuant to the GPS Credit Agreement of the obligations of GPS under the GPS Credit Agreement, provided that (1), with respect to clause (B), no
                               --------
     Default or Event of Default is in existence before or upon or after giving effect thereto and (2) the Borrower and such Operating Subsidiaries shall be obligated to obtain a release of such Guarantees without any further liability of the Borrower or such Operating Subsidiaries thereunder upon the Borrower and/or its Subsidiaries ceasing to be the Majority in Interest members of GPS;

          (vi) an Investment by the Borrower or any Subsidiary Guarantor in Comerica not exceeding the aggregate sum of (A) $18,000,000 minus (B) loans or advances made under Section 5.07(vi), and/or

          (vii) capital contributions of assets as permitted by Section 5.13.

     8.   Amendment to Section 5.09(c).  Section 5.09(c) of the Credit Agreement
          ----------------------------
hereby is amended by deleting the same in its entirety and substituting the following in lieu thereof:

          (c) any Lien on any asset securing Debt (including, without limitation, a capital lease) incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien (A) attaches to such asset (and no other
            --------
     asset) concurrently with or within 18 months after the acquisition or completion of construction thereof, and (B) secures solely such Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset;

     9.   Amendment to Section 5.13.  Section 5.13 of the Credit Agreement
          -------------------------
hereby is amended by deleting the same in its entirety and substituting the following in lieu thereof:

          SECTION 5.13. Consolidations, Mergers and Sales of Assets.  The
                        -------------------------------------------
     Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets (except, with respect to sale of membership interests or voting common stock of GPS, to the extent it would not create an Event of Default under Section 6.01(p)) to, any other Person, or discontinue or eliminate any Operating Subsidiary or business segment, provided that (a) the Borrower may merge with another Person if (i) such
     --------
     Person was organized under the laws of the United States of America or one of its states, (ii) the Borrower is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (b) Subsidiary Guarantors may merge with and sell assets to, one another and the Borrower, (c) the Borrower and the Subsidiaries may eliminate or discontinue business lines and segments from time to time if such action (i) has been approved by the Board of Directors of the Borrower, and (ii) the Borrower or any such Subsidiary provides all of the Banks with evidence satisfactory to the Required Banks, in their reasonable judgment, that such elimination or discontinuance will not jeopardize the Borrower's or any Subsidiary Guarantor's ability to perform under any of the Loan Documents, (d) so long as no Default shall be in existence either immediately prior to or following any asset disposition, the Borrower may sell or otherwise dispose of (x) assets of the Borrower and other Subsidiaries to GPS not exceeding a cumulative aggregate book value equal to $17,300,000, (y) any of its Equipment Lease Agreements and
     (z) any of its other assets in an amount of up to $10,000,000 in fair market value during each consecutive 12 month period, (e) during the existence of a Default which does not constitute an Event of Default, the

     Borrower may continue to enter into Equipment Leases Agreements on the same terms on which such sales customarily were consummated prior to such Default, and (f) Subsidiaries which are formed for the sole purpose of (1) merging into Persons that will become Subsidiary Guarantors in accordance with Section 5.10, or (2) acquiring the assets or stock of Persons and thereafter becoming Subsidiary Guarantors in accordance with Section 5.10, may merge with such Persons or consolidate those Persons' assets with the assets of those Subsidiaries.

     10.  Amendment to Section 5.22.  Section 5.22 of the Credit Agreement
          -------------------------
hereby is amended by deleting the same in its entirety and substituting the following in lieu thereof:

          SECTION 5.22. Transactions with Affiliates.  Neither the Borrower nor
                        ----------------------------
     any of its Subsidiaries shall enter into, or be a party to, any transaction with any Affiliate of the Borrower or such Subsidiary (which Affiliate is not the Borrower or a Wholly Owned Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

     11.  Amendment Adding a New Section 5.23.     A new Section 5.23 of the
          -----------------------------------
Credit Agreement hereby is added as follows:

          SECTION 5.23.  GPS Debt.  The Borrower will not permit GPS or any of
                         --------
     the Subsidiaries of GPS to, create, incur, assume or suffer to exist any Debt, except: (i) loans and advances from the Borrower; (ii) Debt incurred on or after October 4, 1996, secured by Liens of the types described in clauses (d) and (e) of Section 5.09; (iii) Debt incurred on or after October 4, 1996 which is secured by Liens of the types described in clause
     (c) of Section 5.09 not exceeding (a) $5,000,000 of such Debt incurred in any Fiscal Year, and (b) $25,000,000 in the aggregate of all such Debt;
     (iv) Debt under the GPS Credit Agreement; and (v) other Debt existing on October 4, 1996 not exceeding an amount equal to $6,500,000, and any extensions and renewals (but not increases) thereof.

     12.  Amendment Adding a New Section 5.24.     A new Section 5.24 of the
          -----------------------------------
Credit Agreement hereby is added as follows:

          SECTION 5.24.  GPS Membership Interest Voting; GPS Restrictive
                         -----------------------------------------------
     Agreements.  (a) The Borrower shall cause its Subsidiaries to vote their
     ----------
     respective equity shares to cause GPS to make distributions and then distribute the same to the Borrower to the maximum extent permitted under the Operating Agreement in order for the Borrower to meet its obligations with respect to fees, interest and principal payments on the Loans hereunder.

          (b) The Borrower shall not permit, without the prior written consent of the Agent and all of the Banks, (i) any amendment of the definition of "Majority in Interest" contained in the Operating Agreement, (ii) any amendment or other modification to the Operating Agreement which (1) limits distributions or other payments payable by GPS to the Borrower through its Subsidiaries, or (2) reduces the percentage of voting control held by the Borrower through its Subsidiaries in GPS, or (iii) otherwise restricts distributions from GPS through its Subsidiaries to the Borrower (except, pursuant to the GPS Credit Agreement, during the existence of a "Default" or an "Event of Default" thereunder).

     13.  Amendment Adding a New Section 5.25.     A new Section 5.25 of the
          -----------------------------------
Credit Agreement hereby is added as follows:

          SECTION 5.25  Amendments to Indenture.  Without the prior written
                        -----------------------
     consent of the Agent and all of the Banks, the Borrower will not permit any amendment of or other modification to the subordination provisions of the Indenture in favor of "Senior Indebtedness" as defined in the Indenture.

     14.  Amendment to Section 6.01.  Section 6.01 of the Credit Agreement
          -------------------------
hereby is amended by (i) deleting the period at the end of clause (n) and substituting in lieu thereof ";", and (ii) adding new clauses (o) and (p) thereto as follows:

          (o) a "Change of Control" or an "Event of Default" shall have occurred under the Indenture and, except in the event that either the Commitments have been terminated or the Loans have been accelerated, such occurrence shall be continuing without cure by the Borrower or waiver by the holders of the Convertible Subordinated Notes issued under the Indenture, as such terms are defined therein; or

          (p) the Borrower and/or its Subsidiaries cease to be the Majority in Interest members of GPS.

     15.  Amendment to Section 9.08.  Section 9.08 of the Credit Agreement
          -------------------------
hereby is amended in its entirety as follows:

          SECTION 9.08.  Successors and Assigns.  (a)  The provisions of this
                         ----------------------
     Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Agent and the Banks.

          (b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder, provided that simultaneously therewith such Bank sells
                          --------
     identical participating interests to the same Persons in equal percentages in such corresponding "Loan," "Note," "Commitment" (as such terms are defined in the GPS Credit Agreement) and any other such interest of such Bank under the GPS Credit Agreement. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.
     In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related loan or loans,
     (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) facility fee is payable hereunder from the rate at which the Participant is entitled to receive interest or facility fee (as the case may be) in respect of such participation or (v) reduction of any obligation owing under or the release of any Guarantee (except as permitted under Section 5.11 or 5.12 in connection with the permitted dissolution, sale or other disposition of a

     Subsidiary Guarantor) given to support payment of the Loans. Each Bank selling a participating interest in any Loan, Note, Commitment or other interest under this Agreement, other than a Money Market Loan or Money Market Loan Note, shall, within 10 Business Days of such sale, provide the Borrower and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. Notwithstanding any provision contained herein to the contrary, no Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans outstanding from time to time.

          (c) Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, the Notes, and any other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit D, executed by such Assignee, such transferor Bank and
               ---------
     the Agent (and, in the case of an Assignee that is not then a Bank, by the Borrower); provided that (i) simultaneously with such assignment, such Bank assigns to such Assignee identical rights and obligations in equal percentages under the GPS Credit Agreement in such corresponding "Notes," and any other "Loan Documents" (as those terms are defined in the GPS Credit Agreement), and such Assignee shall assume all such rights and obligations, pursuant to an Assignment Agreement in the form attached to the GPS Credit Agreement as Exhibit D, (ii) no interest may be sold by a
                                 ---------
     Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment hereunder and such transferor Bank's "Commitment" under the GPS Credit Agreement, (iii) the amount of the Commitment hereunder and the "Commitment" under the GPS Credit Agreement of the assigning Bank subject to such assignment (determined as of the effective date of the assignment) shall be equal to $5,000,000 (or any larger multiple of $1,000,000), and
     (iv) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then a Bank, or an Affiliate of a Bank, without the prior written consent of the Borrower and the Agent, which consent of the Borrower and the Agent shall not be unreasonably withheld or delayed. Upon (A) execution of the Assignment and Acceptance by such transferor

     Bank, such Assignee, the Agent and (if applicable) the Borrower, (B) delivery of an executed copy of such Assignment and Acceptance to the Borrower and the Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment of a processing and recordation fee of $2,500 to the Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph
     (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to such Assignee and, if necessary, a new Note shall be issued to the transferor Bank.

          (d) Subject to the provisions of Section 9.09, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

          (e) Transferees shall be entitled to receive a greater payment under
     Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, only if such transfer is made with the Borrower's prior written consent or by reason of the provisions of
     Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          (f) Anything in this Section 9.08 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such
                                   --------
     assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

     16.  Amendments to Exhibit F.  (a)  The text of paragraph 5 of Exhibit F to
          -----------------------
the Credit Agreement is amended in its entirety as set forth in the amendment to
Section 5.07 in paragraph (a) of paragraph 6 of this Amendment. The calculations set forth in paragraph 5 of Exhibit F are amended and restated in their entirety as set forth below:

     (a)    To Employees                  $_________

            Limitation                    $1,000,000

     (b)    Travel advances to Employees  $_________

            Limitation                    $  500,000

     (b) The text of paragraph 6 of Exhibit F to the Credit Agreement is amended in its entirety as set forth in the amendment to Section 5.08 in paragraph (a) of paragraph 7 of this Amendment. The calculations set forth in paragraph 6 of Exhibit F are amended and restated in their entirety as set forth below:

     (a)    Investments in non-Operating
             Subsidiaries                 $

     (b)    Limitation                    $   50,000

     (c)    Investments in Comerica       $

     (d)    Limitation                    $

     (c) As a result of the amendments set forth herein including GPS and Comerica as Consolidated Subsidiaries for certain purposes, references to the exclusion or inclusion of GPS and/or Comerica in Schedules 1, 2 and 3 of Exhibit F shall be disregarded.

     17.  Restatement of Representations and Warranties.  The Borrower hereby
          ---------------------------------------------
restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this Amendment and all other loan documents executed and/or delivered in connection herewith.

     18.  Effect of Amendment.  Except as set forth expressly hereinabove, all
          -------------------
terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Borrower. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

     19.  Ratification.  The Borrower hereby restates, ratifies and reaffirms
          ------------
each and every term, covenant and condition set forth in the Credit Agreement and the other Loan Documents effective as of the date hereof.

     20.  Counterparts.  This Amendment may be executed in any number of
          ------------
counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     21.  Section References.  Section titles and references used in this
          ------------------
Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

     22.  No Default.  To induce the Banks and the Agent to enter into this
          ----------
Amendment and to continue to make advances pursuant to the Credit Agreement, the Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim or objection in favor of the Borrower arising out of or with respect to any of the obligations arising under the Credit Agreement or the other Loan Documents.

     23.  Further Assurances.  The Borrower agrees to take such further actions
          ------------------
as the Agent shall reasonably request in connection herewith to evidence the amendments herein contained to the Credit Agreement.

     24.  Governing Law.  This Amendment shall be governed by and construed and
          -------------
interpreted in accordance with, the laws of the State of Georgia.


          IN WITNESS WHEREOF, the Borrower, the Banks and the Agent have caused this Amendment to be duly executed, under seal, by their respective duly authorized officers as of the day and year first above written.

                              NATIONAL DATA CORPORATION           (SEAL)


                              By:   /s/ E. Michael Ingram
                                    ------------------------------------------
                                    Title: Senior Vice President and
                                           Secretary

                              WACHOVIA BANK OF GEORGIA, N.A.,     (SEAL)
                              in its capacity as a Bank and as the
                              Agent

                              By:   /s/
                                    ------------------------------------------
                                    Title: Vice President

                              THE FIRST NATIONAL BANK OF CHICAGO,
                              in its capacity as a Bank

                                         (SEAL)

                              By:   /s/
                                    ------------------------------------------
                                    Title: Corporate Banking Officer


                              SUNTRUST BANK, ATLANTA              (SEAL)


                              By:   /s/
                                    ------------------------------------------
                                    Title: Assistant Vice President

                              By:   /s/
                                    ------------------------------------------
                                    Title: Vice President

                   ACKNOWLEDGMENT AND CONSENT OF GUARANTORS

     Each of the undersigned hereby (i) acknowledges receipt of the foregoing Amendment, (ii) consents thereto, (iii) agrees to be bound thereby, (iv) restates and affirms its respective obligations under its respective Subsidiary Guaranty executed and delivered in favor of the Agent (for the ratable benefit of the Banks) without defense, counterclaim or set-off, and (v) agrees that
Section 13 of such Subsidiary Guaranty is amended by deleting the period at the end of such Section 13 and substituting in lieu thereof "or with the consent of all of the Banks as may be required by Section 9.06 of the Credit Agreement."



NDC FEDERAL SYSTEMS, INC., a           NATIONAL DATA CORPORATION OF
Delaware corporation                   CANADA,A LTD., a limited
                                       liability company organized
By: /s/ E. Michael Ingram              pursuant to the laws of
    ----------------------------       Ontario
    Title:   Secretary
                                       By: /s/ E. Michael Ingram
                                           ----------------------------
NDC INTERNATIONAL, LTD., a                 Title:   Secretary
Georgia corporation
                                       NDC YES CHECK, INC., a Georgia
By: /s/ E. Michael Ingram              corporation
    ----------------------------
    Title: Secretary                   By: /s/ E. Michael Ingram
                                           ----------------------------
                                           Title:   Secretary
NATIONAL DATA PAYMENT SYSTEMS,
INC., a New York corporation
                                       NDC CHECK SERVICES, INC., an
By: /s/ E. Michael Ingram              Illinois corporation
    ----------------------------
    Title: Secretary                   By: /s/ E. Michael Ingram
                                           ----------------------------
                                           Title:   Secretary
NATIONAL DATA REALTY, INC., a
Georgia corporation

By: /s/ E. Michael Ingram
    ----------------------------
    Title:   Secretary


ZADALL SYSTEMS GROUP, INC., a          C.I.S. TECHNOLOGIES, INC.
Texas corporation
                                       By: /s/ E. Michael Ingram
By: /s/ E. Michael Ingram                  ----------------------------
    ----------------------------           Title: Senior Vice President
    Title:   Secretary                            and Secretary

                                       C.I.S., INC.
LEARNED-MAHN, INC., an Idaho
corporation                            By: /s/ T. G. Noulles
                                           ----------------------------
By: /s/ E. Michael Ingram                  Title:   Vice President
    ----------------------------
    Title:   Secretary
                                       AMSC, INC.

GLOBAL PAYMENT HOLDING                 By: /s/ T. G. Noulles
COMPANY, a Georgia corporation             ----------------------------
                                           Title:   Vice President
By: /s/ E. Michael Ingram
    ----------------------------
    Title:   Secretary                 AMSC MIDWEST, INC.

                                       By: /s/ T. G. Noulles
GPS HOLDING LIMITED                        ----------------------------
PARTNERSHIP, a Georgia limited             Title:   Vice President
partnership

By: National Data Corporation,         CLINLAB, INC.
its general partner
                                       By: /s/ T. G. Noulles
By: /s/ E. Michael Ingram                  ----------------------------
    ----------------------------           Title:   Vice President
    Title: Senior Vice President
           and Secretary
